Exhibit 10.40

Execution Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of September 19, 2025, among GMR Intermediate Corp. (“Holdings”), Global Medical Response, Inc. (“GMR” or “Issuer”), each of the Subsidiaries listed on the signature pages hereto or that becomes a party hereto pursuant to Section 8.14 (each such entity being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”), and Wilmington Trust, National Association, not in its individual capacity, but solely as notes collateral agent under the Indenture (in such capacity, the “Notes Collateral Agent”) for the benefit of itself and the Secured Parties (as defined below). The Issuer is a wholly owned subsidiary of Holdings.

W I T N E S S E T H:

WHEREAS, the Issuer is party to the Indenture, dated as of September 19, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Issuer, Holdings, the Subsidiary Grantors, Wilmington Trust, National Association, in its capacity as trustee (in such capacity, together with any successor trustee, the “Trustee”) and the Notes Collateral Agent, pursuant to which the Issuer issued Senior Secured Notes due 2032 (the “Notes”) and may from time to time issue additional Notes upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Indenture, each of Holdings and the Subsidiary Guarantors has agreed to unconditionally and irrevocably guarantee (the “Guarantees”), as primary obligor and not merely as surety, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations;

WHEREAS, the Amended and Restated ABL Intercreditor Agreement dated as of the date hereof among, inter alios, the Notes Collateral Agent, the Term Loan Collateral Agent (as defined below) and the ABL Agent (as defined below) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”) governs the relative rights and priorities of the Term Loan Secured Parties (as defined therein) and the ABL Secured Parties (as defined therein) in respect of the Collateral and the ABL Priority Collateral (as defined below) (and with respect to certain other matters as described therein);

WHEREAS, the Amended and Restated First Lien Intercreditor Agreement dated as of the date hereof, among, inter alios, the Issuer, Holdings, the other grantors party thereto, the Notes Collateral Agent and the Term Loan Collateral Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Intercreditor Agreement”) governs the relative rights in the Collateral between the Secured Parties and the Credit Agreement Secured Parties (as defined therein), and provides for the pari passu nature of their respective security interests;

WHEREAS, each Grantor is the Issuer or a Guarantor;

WHEREAS, the proceeds of the Notes will be used in part to enable the Issuer to make valuable transfers to the other Grantors in connection with the operation of their respective businesses; and

WHEREAS, each Grantor acknowledges that it will derive substantial direct and indirect benefit from the issuance of the Notes and the provision of the Guarantees.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, including to induce the Holders to purchase and hold the Notes, the Grantors hereby agree with the Notes Collateral Agent, for the benefit of the Secured Parties, as follows:

1.            Defined Terms

(a)          Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

(b)         Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein): Account, Chattel Paper, Commercial Tort Claims, Commodity Contract, Deposit Accounts, Documents, Fixtures, Goods, Instruments, Inventory, Letter-of-Credit Right, Securities, Securities Accounts, Security Entitlement, Software, Supporting Obligation and Tangible Chattel Paper.

(c)          The following terms shall have the following meanings:

“ABL Agent” means Bank of America, N.A.

“ABL Priority Collateral” shall have the meaning assigned to that term in the Indenture.

“Certificate of Title Collateral” shall have the meaning assigned to that term in the Vehicle Security Documents.

“Collateral” shall have the meaning provided in Section 2.

“Collateral Account” shall mean any collateral account established by the Notes Collateral Agent as provided in Section 5.1 or Section 5.3.

“ Control” shall mean “control,” as such term is defined in Section 9-104 or 9-106, as applicable, of the UCC.

“Copyrights” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all copyrights arising under the laws of the United States whether as author, assignee, transferee, licensee or otherwise, including copyrights in Software, and (ii) all registrations and applications for registration of any such copyright in the United States including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those U.S. registered copyrights owned by any Grantor and listed on Schedule 1.

“Default” or “Event of Default” shall mean a “Default” or “Event of Default” under the Indenture.

“Equipment” shall mean all “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned by any Grantor or to which any Grantor has rights and, in any event, shall include all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Grantor or to which any Grantor has rights and any and all Proceeds, additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto but excluding equipment to the extent it is subject to a Lien permitted pursuant to clause (vi) (solely with respect to clause (d) of Section 10.1 of the Term Loan Facility), (vii) (to the extent that such Lien permitted by clause (vii) is listed on Schedule 10.2 of the Term Loan Facility), (viii), (ix) or (xx) (to the extent the value of any such property subject to clause (xx) does not exceed the maximum amount of obligations permitted by such clause (xx)) of the definition of “Permitted Liens” in the Term Loan Facility if the contract or other agreement in which such Lien is granted (or the documentation providing for such Indebtedness) prohibits assignment of, or granting of a security interest in, such Grantor’s rights and interests therein or creates a right of termination in favor of any other party thereto (other than a Grantor) as a result of such assignment or granting of a security interest (in each case, other than to the extent that any such prohibition or restriction would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law and other than any proceeds and receivables of such Equipment, the assignment of which is expressly deemed effective under the UCC of any relevant jurisdiction or any other applicable law notwithstanding such prohibition or restriction), provided, that immediately upon the repayment of all Indebtedness secured by such Lien, such Grantor shall be deemed to have granted a Security Interest in all the rights and interests with respect to such equipment.

“Excluded Property” shall mean (i) any Vehicles, aircraft, aircraft engines and other assets subject to certificates of title (other than the Specified Vehicle Collateral), (ii) Letter-of-Credit Rights except to the extent perfection of a security interest therein may be accomplished by filing financing statements in appropriate form in the applicable jurisdiction under the UCC, (iii) any property that is subject to a Lien permitted pursuant to clauses (vi) (solely with respect to clause (d) of Section 10.1 of the Term Loan Facility), (vii) (to the extent such lien permitted by clause (vii) is listed on Schedule 10.2 of the Term Loan Facility), (viii), (ix) and (xx) (to the extent the value of any such property subject to clause (xx) does not exceed the maximum amount of obligations permitted by such clause (xx)) of the definition of “Permitted Liens” in the Term Loan Facility if the contract or other agreement in which such Lien is granted (or the documentation providing for such Indebtedness) prohibits the creation of any other Lien on such property or creates a right of termination in favor of any other party thereto (other than a Grantor) as a result of the creation of any such Lien (in each case, other than to the extent that any such prohibition or restriction would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) and other than any proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC of any relevant jurisdiction or any other applicable law notwithstanding such prohibition or restriction, (iv) (x) all leasehold interests in real property and (y) any parcel of real estate and the improvements thereto owned in fee by a Grantor not constituting Mortgaged Property (but not any Collateral located thereon), (v) any “intent to use” Trademark application filed in the United States Patent and Trademark Office unless and until an amendment to allege use or a statement of use has been filed and accepted by the United States Patent and Trademark Office, (vi) except to the extent a security interest therein can be perfected by filing a financing statement under the UCC of any relevant jurisdiction, deposit accounts, securities accounts, commodities accounts and any other assets requiring perfection through control agreements or perfection by “control” (other than any Pledged Shares or Pledged Debt (as defined in the Pledge Agreement) or any Instruments or Chattel Paper required to be delivered pursuant to this Security Agreement), (vii) any contract, lease, license, agreement, instrument or indenture, in each case, only to the extent and for so long as the grant of a security interest therein by the applicable Grantor (x) is prohibited by such contract, lease, license, agreement, instrument or indenture without the consent of any other party thereto (other than a Grantor), (y) would give any other party (other than a Grantor) to any such contract, lease, license, agreement, instrument or indenture the right to terminate its obligations thereunder or (z) is permitted only with consent and all necessary consents (other than those of a Grantor) to such grant of a security interest have not been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (x), (y) and (z) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law and other than any proceeds and receivables of such contract, lease, license, agreement, instrument or indenture, the assignment of which is expressly deemed effective under the UCC of any relevant jurisdiction or any other applicable law notwithstanding such prohibition or restriction) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents), provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any Account or any money or other amounts due or to become due under any such contract, lease, license, agreement, instrument or indenture, (viii) any Commercial Tort Claim with a claim value of less than the greater of (a) $126,000,000 and (b) 10% of Consolidated EBITDA for the Applicable Measurement Period (calculated on a pro forma basis), (ix) any asset or property to the extent and for so long as the grant of a security interest in such asset or property in favor of the Notes Collateral Agent would be prohibited by any contractual requirement permitted under the Notes Documents binding on such assets (including in respect of Permitted Liens), applicable Requirement of Law or regulation (in each case, except to the extent such prohibition would be rendered in effective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law and other than any proceeds, and receivables thereof, the assignment of which is expressly deemed effective under the UCC of any relevant jurisdiction or any other applicable law notwithstanding such prohibition or restriction) or to the extent and for so long as the grant of such security interest in such asset or property would require the consent of any Governmental Authority as reasonably determined by the Issuer, and (x) those assets as to which the Issuer reasonably determines in writing that (x) the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby or (y) would result in materially adverse tax consequences to the Issuer or its Subsidiaries; provided that with respect to clauses (iii), (vii) and (ix), such property shall be Excluded Property only to the extent and for so long as such prohibition is in effect; provided further that (i) proceeds and products from any and all of the of the foregoing that would constitute Excluded Property shall also not be considered Collateral and proceeds and products from any and all of the foregoing that do not constitute Excluded Property shall be considered Collateral and (ii) to the extent any Collateral would constitute Excluded Property as a result of any of the foregoing clauses (ii) through (x) and at such time such Collateral does not constitute Excluded Property (as defined in the Term Loan Security Agreement), such Collateral shall not constitute Excluded Property for purposes of this Security Agreement.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the UCC and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Grantor for damages arising out of any breach of or default thereunder and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder.

“Grantors” shall mean the Subsidiary Grantors, Holdings and the Issuer, and “Grantor” shall mean each of them.

“Holdings” shall have the meaning set forth in the Preamble.

“Intellectual Property” shall mean all U.S. intellectual property, including all (i) (a) Patents, inventions, processes, developments, technology and know-how; (b) Copyrights, graphics, advertising materials, labels, package designs and photographs; (c) Trademarks; (d) trade secrets, designs, intellectual property rights in Software, data, databases and confidential, proprietary or non-public information; and (e) all other intellectual property rights, and (ii) all rights, priorities and privileges related thereto and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all Proceeds therefrom.

“Intercreditor Agreement” means the ABL Intercreditor Agreement, and/or the First Lien Intercreditor Agreement and, if executed, any Second Lien Intercreditor Agreement, as the context may require (each, an “Intercreditor Agreement” and collectively, the “Intercreditor Agreements”).

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements and Commodity Contracts of any Grantor (other than Excluded Stock and Stock Equivalents).

“Obligations” shall mean the Notes Obligations (as defined in the Indenture).

“Notes Collateral Agent” shall have the meaning set forth in the preamble to this Security Agreement.

“Notes Documents” shall mean the collective reference to the Indenture, the Notes, the Guarantees and the Security Documents (as defined in the Indenture).

“ Patents” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person and arising under the laws of the United States: (a) all patents and pending applications in the United States Patent and Trademark Office and (b) all reissues, reexaminations, continuations, divisionals, continuations-in-part, or extensions thereof, and the inventions, discoveries or designs disclosed or claimed therein, including those U.S. patents and applications therefor owned by any Grantor and listed on Schedule 2.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Notes Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or injury to the goodwill associated with or symbolized thereby, (iii) past, present or future infringement of any Copyright now or hereafter owned by any Grantor and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Intellectual Property” shall mean all Copyrights, Patents and Trademarks issued by, registered with, renewed by or the subject of a pending application before the United States Patent and Trademark Office or the United States Copyright Office.

“Required Holders” shall mean the Holders of a majority of the aggregate principal amount of the then Outstanding Notes.

“Secured Parties” or the “Notes Secured Parties” shall mean the collective reference to the Notes Collateral Agent, the Trustee and the Holders of the Notes.

“Security Agreement” shall mean this Security Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Security Interest” shall have the meaning provided in Section 2.

“Short-form Intellectual Property Security Agreement” shall have the meaning assigned to such term in Section 3.2(b).

“Specified Vehicle Collateral” shall mean as to Holdings, the Issuer and each other Grantor, the Vehicles and any additional Certificate of Title Collateral (as defined in the Vehicle Security Documents) owned or acquired by such Grantor, but only to the extent not constituting Excluded Vehicles (as defined in the Vehicle Security Documents).

“Term Loan Collateral Agent” shall have the meaning assigned to that term in the Indenture.

“Term Loan Security Agreement” means that certain Second Amended and Restated Term Loan Security Agreement dated as of the date hereof, made by the Grantors in favor of Morgan Stanley Senior Funding, Inc., as Term Loan Collateral Agent for the Credit Agreement Secured Parties (as defined in the First Lien Intercreditor Agreement), as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Termination Date” shall have the meaning provided in Section 6.5(a).

“Trademarks” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person and arising under the laws of the United States: (i) all trademarks, service marks, trade names, brand names, domain names, corporate names, company names, business names, fictitious business names, trade dress, logos, other source or business identifiers and designs, all registrations and recordings thereof (if any), and all registrations and applications filed in connection therewith in the United States Patent and Trademark Office or any similar offices in any State of the United States, and all extensions or renewals thereof, including those U.S. registered trademarks and applications therefor owned by any Grantor and listed on Schedule 3 hereto, and (ii) all goodwill associated therewith or symbolized thereby.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of any provisions of law, any of the attachment, perfection or priority of the Notes Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Vehicles” shall mean all cars, trucks, trailers, and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

Sections 1.01, 1.13 and 1.14 of the Indenture are incorporated herein by reference, mutatis mutandis.

2.            Grant of Security Interest

(a)          Each Grantor hereby grants to the Notes Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest in (the “Security Interest”), all of its right, title and interest in, to and under all of the following property whether now owned or existing or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Commercial Tort Claims described on Schedule 4 (as such Schedule may be amended from time to time);

(iv)	all Documents;

(v)	all Equipment, Fixtures and Goods;

(vi)	all General Intangibles;

(vii)	all Instruments;

(viii)	all Intellectual Property;

(ix)	all Inventory;

(x)	all Investment Property;

(xi)	all Deposit Accounts;

(xii)	all Supporting Obligations;

(xiii)	all books and records pertaining to the Collateral; and

(xiv)	the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

provided that the Collateral (or any defined term used in the definition thereof) for any Obligations shall not include any (x) Excluded Stock and Stock Equivalents with respect to such Obligations or (y) Excluded Property; provided, however, that Collateral shall include any Proceeds and substitutions or replacements of any assets referred to in the foregoing clauses (x) and (y) (unless such Proceeds, substitutions or replacements would constitute assets referred to in clauses (x) or (y)).

(b)          Each Grantor hereby irrevocably authorizes (but does not obligate) the Notes Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements and, with notice to the applicable Grantors, other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as is appropriate or otherwise reasonably requested by the Required Holders to perfect the Security Interests of the Notes Collateral Agent under this Security Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets,” “all assets now owned or hereafter acquired, other than Excluded Property, as more specifically described herein,” or similar language, provided that with respect to fixtures the Notes Collateral Agent may only file or record financing statements in the jurisdiction of organization of a Grantor, except in connection with a Mortgage. Each Grantor hereby also authorizes (but does not obligate) the Notes Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements.

Subject to the limitations contained herein and in the Indenture, each Grantor hereby agrees to provide to the Notes Collateral Agent, promptly upon request, any information reasonably necessary to effectuate the filings or recordings authorized by this Section 2(b).

The Notes Collateral Agent is further authorized (but not obligated) to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office), with the signature of each applicable Grantor, such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted hereunder by each Grantor and naming any Grantor or the Grantors as debtors and the Notes Collateral Agent, as the case may be, as secured party.

The Security Interests are granted as security only and shall not subject the Notes Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral, unless the Notes Collateral Agent has expressly assumed such obligations or liabilities and released the Grantors from such obligations and liabilities.

Notwithstanding the grant of authority to the Notes Collateral Agent to make any of the filings described in this Section 2, the Notes Collateral Agent has no duty to make any such filings.

3.            Representations and Warranties

Each Grantor hereby represents and warrants to the Notes Collateral Agent and each Secured Party on the date hereof that:

3.1          Title; No Other Liens. Except for (a) the Security Interest granted to the Notes Collateral Agent for the benefit of the Secured Parties pursuant to this Security Agreement and the Pledge Agreement and (b) the Liens permitted by the Indenture (and which, in the case of Liens permitted in respect of the ABL Facility and the Term Loan Facility, are subject to the Intercreditor Agreements, as applicable), such Grantor owns, or has valid leaseholds in or the right to use, each item of the Collateral free and clear of any and all Liens. To the knowledge of such Grantor, no security agreement, financing statement or other public notice with respect to all or any part of the Collateral that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as (i) have been filed in favor of the Notes Collateral Agent for the benefit of the Secured Parties pursuant to this Security Agreement, (ii) are permitted by the Indenture (and which, in the case of Liens permitted in respect of the ABL Facility and the Term Loan Facility, are subject to the Intercreditor Agreements, as applicable) or (iii) relate to obligations no longer outstanding or are in respect of commitments to lend which have been terminated.

3.2          Perfected Liens

(a)          After giving effect to the Transactions, this Security Agreement is effective to create in favor of the Notes Collateral Agent, for its benefit and for the benefit of the Secured Parties, legal, valid and enforceable Security Interests in the Collateral (with respect to Collateral consisting of Capital Stock of Foreign Subsidiaries, Stock Equivalents issued by Foreign Subsidiaries and Indebtedness of Foreign Subsidiaries, to the extent the enforceability of such Security Interest is governed by the UCC), subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally, general equitable principles, and principles of good faith and fair dealing.

(b)          Subject to the limitations set forth in clause (c) of this Section 3.2, the Security Interests granted pursuant to this Security Agreement (i) will constitute valid and perfected Security Interests in the Collateral (to the extent perfection may be obtained by the filings or other actions described in clause (A), (B) or (C) of this paragraph) in favor of the Notes Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, upon (A) with respect to Collateral in which perfection can be obtained by filing a financing statement, the filing in the applicable filing offices of all financing statements, in each case, naming each Grantor as “debtor” and the Notes Collateral Agent as “secured party” and describing the Collateral, (B) with respect to Instruments, Chattel Paper, Certificated Securities and negotiable Documents, delivery to the Notes Collateral Agent (or its bailee) of all Instruments, Chattel Paper, Certificated Securities and negotiable Documents in each case, properly endorsed for transfer in blank and (C) with respect to Intellectual Property that is not Excluded Property, completion or recordation of the filing of a fully executed agreement substantially in the form of Annex B hereof (the “Short-form Intellectual Property Security Agreement”) and containing a description of all Collateral constituting Registered Intellectual Property in the United States Patent and Trademark Office, with respect to U.S. registered and applied for Patents and Trademarks, within 90 days from the execution date of such Short-form Intellectual Property Security Agreement, or in the United States Copyright Office, with respect to U.S. registered Copyrights, within thirty (30) days from the execution date of such Short-form Intellectual Property Security Agreement, as applicable and (ii) are prior to all other Liens on the Collateral other than Liens permitted pursuant to Section 10.12 of the Indenture (and which, in the case of Liens permitted in respect of the ABL Facility and the Term Loan Facility, are subject to the Intercreditor Agreements, as applicable).

(c)          Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Security Agreement or the Pledge Agreement by any means other than by (i) filings pursuant to the Uniform Commercial Code of the relevant State(s); (ii) filings approved or required by United States federal government offices with respect to Registered Intellectual Property under applicable United States law, (iii) subject to the Intercreditor Agreements, delivery to the Notes Collateral Agent (or bailees including, subject to the Intercreditor Agreements, the Term Loan Collateral Agent) to be held in its possession of all Collateral consisting of (y) Pledged Shares and Pledged Debt (each as defined in the Pledge Agreement) and (z) Tangible Chattel Paper, Instruments or Certificated Securities (other than Pledged Shares and Pledged Debt) with a fair market value in excess of the greater of (a) $126,000,000 and (b) 10% of Consolidated EBITDA for the Applicable Measurement Period (calculated on a pro forma basis) individually; (iv) actions to perfect a security interest in Commercial Tort Claims to the extent set forth in Section 4.1(f); and (v) actions to perfect Specified Vehicle Collateral as set forth in the Vehicle Security Documents. No additional actions shall be required hereunder with respect to any assets that are located outside of the United States or assets that require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets; it being understood, for the avoidance of doubt, that there shall be no requirement to execute any security agreement or pledge agreement governed by the laws of any non-U.S. jurisdiction.

(d)          [Reserved].

(e)          Subject to the terms of the Indenture, the Grantors shall be required to take such actions required pursuant to the terms of the Vehicle Security Documents with respect to the perfection of the Notes Collateral Agent’s security interest in the Specified Vehicle Collateral and no additional actions shall be required hereunder to perfect the Notes Collateral Agent’s security interest in the Specified Vehicle Collateral.

(f)           It is understood and agreed that the Security Interests in cash and Investment Property created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses.

3.3          Schedules

(a)          As of the Issue Date, Schedule 1 sets forth a true and complete list of all of each Grantor’s United States registered and applied for Copyrights, including the name of the registered owner and the registration number.

(b)          As of the Issue Date, Schedule 2 and Schedule 3 set forth a true and complete list of all of each Grantor’s Patents and Trademarks, respectively, applied for or registered with the United States Patent and Trademark Office, including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each United States Patent or United States registered Trademark owned by each Grantor.

(c)          As of the Issue Date, Schedule 5(a) sets forth, with respect to each Grantor, (i) its exact legal name, as such name appears in its respective certificate of incorporation or formation or any other organizational document filed in its jurisdiction of incorporation, formation or organization, (ii) its type of organization, (iii) its organizational identification number, if any, (iv) its jurisdiction of formation and (v) the address of its chief executive office. As of the Issue Date, set forth in Schedule 5(b) hereto is a list of (w) any other corporate or organizational legal names each Grantor has had, together with the date of the relevant change, (x) all other names used by each Grantor, (y) any other business or organization to which each Grantor became the successor by merger, consolidation or acquisition, (other than any merger or consolidation with, or acquisition from, any other Grantor), and in each case to the extent such merger, consolidation or acquisition exceeded the greater of (A) $126,000,000 and (B) 10% of Consolidated EBITDA for the Applicable Measurement Period (calculated on a pro forma basis), and any changes in the form, nature or jurisdiction of organization or otherwise, and (z) all other names used by each Grantor on any filings with the Internal Revenue Service, in the case of each of clauses (w) through (z), at any time in the past five years. As of the Issue Date, except as set forth in Schedule 5(c), no Grantor has changed is jurisdiction of organization at any time during the past four months.

4.            Covenants.

Each Grantor hereby covenants and agrees with the Notes Collateral Agent and the Secured Parties that, from and after the date of this Security Agreement until the Termination Date:

4.1	Maintenance of Perfected Security Interest; Further Documentation.

(a)          Except as otherwise permitted in the Notes Documents, such Grantor shall maintain the Security Interest created by this Security Agreement as a perfected Security Interest having at least the priority described in Section 3.2(b) and shall use commercially reasonable efforts to defend such Security Interest against the material claims and demands of all Persons (except to the extent that the Issuer agrees that the cost of such defense is excessive in relation to the benefit to the Secured Parties of the security interest and priority), in each case other than a Security Interest in assets of such Grantor subject to a disposition permitted by the Indenture to a Person that is not a Grantor, and in each case subject to Section 3.2(c).

(b)          Such Grantor will furnish to the Notes Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection therewith to the extent provided to the Term Loan Collateral Agent under the Term Loan Security Agreement.

(c)          Such Grantor will (A) furnish to the Notes Collateral Agent at the time of the delivery of the financial statements provided for in the Indenture: a schedule setting forth any new or additional Registered Intellectual Property owned by any Grantor, which has not been previously disclosed to the Notes Collateral Agent, following the Issue Date (or following the date of the last supplement provided to the Notes Collateral Agent pursuant to this Section 4.1(c)), all in reasonable detail, and (B) within thirty (30) days following the delivery of such financial statements, execute and file appropriate supplement agreements in substantially the same form as the Short-form Intellectual Property Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, evidencing the Notes Collateral Agent’s security interest in such new or additional Registered Intellectual Property.

(d)          [Reserved].

(e)          Subject to clause (f) below, Section 3.2(c) and Section 4.1(a), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents, including all applicable documents required under Section 3.2(b)(C)), which may be required under any applicable law, or which, subject to the terms of the Intercreditor Agreements, the Notes Collateral Agent may reasonably request (acting at the direction of the Required Holders), in order (i) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (ii) to enable the Notes Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements or amendments thereto under the Uniform Commercial Code in effect in any jurisdiction with respect to the Security Interests created hereby and all applicable documents required under Section 3.2(b)(C), all at the expense of such Grantor.

(f)           Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets acquired by such Grantor after the date hereof that are subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Subsidiary that is required by the Indenture to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Indenture and this Section 4.1.

(g)          As of the date hereof, each Grantor hereby represents and warrants that it holds no Commercial Tort Claims with a claim value of the greater of (A) $126,000,000 and (B) 10% of Consolidated EBITDA for the Applicable Measurement Period (calculated on a pro forma basis) or more, other than those listed in Schedule 4. If any Grantor shall at any time hold or acquire a Commercial Tort Claim with a claim value of the greater of (A) $126,000,000 and (B) 10% of Consolidated EBITDA for the Applicable Measurement Period (calculated on a pro forma basis) or more, such Grantor shall promptly (and in any event within thirty (30) days upon obtaining knowledge thereof, or such longer period as the Term Loan Collateral Agent may reasonably agree with respect to the corresponding requirement under the Term Loan Facility) notify the Notes Collateral Agent in a writing signed by such Grantor of the brief details thereof which writing shall serve to supplement Schedule 4 hereto.

(h)          With respect to each material item of its Intellectual Property included in the Collateral, each Grantor agrees to take, at its expense, all commercially reasonable steps, including, without limitation, in the United States Patent and Trademark Office and the United States Copyright Office, to (i) maintain the validity and enforceability of such material Intellectual Property and maintain such material Intellectual Property in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark or servicemark registration or application, or copyright registration or application, now or hereafter included in such material Intellectual Property of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, and the payment of maintenance fees. Each Grantor shall take all commercially reasonable steps which it, or the Notes Collateral Agent (during the continuation of an Event of Default acting at the direction of the Required Holders), deems reasonable and appropriate under the circumstances to preserve and protect each material item of its Intellectual Property included in the Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the material Trademarks, at least consistent with the quality of the products and services as of the date hereof, and taking all commercially reasonable steps to ensure that all licensed users of any of the material Trademarks use such consistent standards of quality.

4.2          Changes in Locations, Name, etc. Each Grantor will furnish to the Notes Collateral Agent promptly (and in any event within thirty (30) days (or such longer period as the Notes Collateral Agent (acting at the direction of the Required Holders) may reasonably agree) of such change) a written notice of any change (i) in its legal name, (ii) in its jurisdiction of organization or, if not a registered organization, location for purposes of the UCC, (iii) in its type of organization or corporate structure which would impair the perfection and priority of the Security Interest granted hereby; or (iv) in its organizational identification number (if any). Each Grantor agrees promptly to provide the Notes Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph and, subject to Section 3.2(c), take all other action reasonably necessary to maintain the perfection and priority of the security interest of the Notes Collateral Agent for the benefit of the Secured Parties in the Collateral.

5.            Remedial Provisions

5.1          Certain Matters Relating to Accounts

(a)          At any time after the occurrence and during the continuance of an Event of Default and after giving reasonable notice to the Issuer and any other relevant Grantor, the Notes Collateral Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that the Notes Collateral Agent (acting at the direction of the Required Holders) reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Notes Collateral Agent may require in connection with such test verifications. The Notes Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b)          The Notes Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts and the Notes Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default and after giving reasonable prior notice to the Issuer and any other relevant Grantor. If required in writing by the Notes Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Notes Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Notes Collateral Agent, subject to withdrawal by the Notes Collateral Agent for the account of the Secured Parties only as provided in Section 5.4 and (ii) until so turned over, shall be held by such Grantor in trust for the Notes Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)          At the Notes Collateral Agent’s request at any time after the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreements, each Grantor shall deliver to the Notes Collateral Agent all original (if available) and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original (if available) orders, invoices and shipping receipts.

(d)          Each Grantor hereby grants to the Notes Collateral Agent, to be exercised solely upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreements, solely for the purpose of enabling the Notes Collateral Agent to exercise rights and remedies under this Article 5, and solely to the extent such grant would not constitute or result in the abandonment, termination, acceleration, invalidation of or rendering unenforceable any right, title or interest therein or result in a breach of the terms of, or constitute a breach or default under such Intellectual Property, a nonexclusive, fully paid-up, royalty-free, worldwide license to use, license or sublicense (on a non-exclusive basis) any of the Intellectual Property included in the Collateral and now owned or hereafter acquired by such Grantor (subject to the rights of any person or entity under any pre-existing license or other agreement); provided, however, that nothing in this Section 5.1 shall require any Grantor to grant any license that is prohibited by any rule of law, statute or regulation or is prohibited by, or constitutes a breach of default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation under any contract, license, agreement, instrument or other document evidencing, giving rise to a right to use or theretofore granted with respect to such property, provided, further, that such licenses to be granted hereunder with respect to Trademarks shall be subject to reasonable quality control standards applicable to each such Trademark as in effect as of the date such licenses hereunder are granted. Any license granted pursuant to this Section 5.1(d) shall be exercisable solely during the continuance of an Event of Default.

5.2          Communications with Grantors; Grantors Remain Liable.

(a)          The Notes Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default (but shall not be obligated to), subject to the terms of the Intercreditor Agreements, after giving reasonable notice to the relevant Grantor of its intent to do so, communicate with obligors under the Accounts to verify with them to the Notes Collateral Agent’s satisfaction the existence, amount and terms of any Accounts. The Notes Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b)          Upon the written request of the Notes Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreements, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Notes Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Notes Collateral Agent.

(c)          Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Unless the Notes Collateral Agent has expressly in writing assumed the obligations and liabilities with respect thereto, and released the Grantors therefrom, neither the Notes Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Notes Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Notes Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times. Neither the Notes Collateral Agent (or any transferee or designee thereof) nor any Secured Party shall have any obligation or liability of the sort referenced in the previous sentence unless such party explicitly agrees in a separate writing to assume such obligation or liability.

5.3          Proceeds to be Turned Over To Notes Collateral Agent. In addition to the rights of the Notes Collateral Agent and the Secured Parties specified in Section 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing and the Notes Collateral Agent, subject to the terms of the Intercreditor Agreements, so requires by notice in writing to the relevant Grantor, all Proceeds received by any Grantor consisting of cash, checks and other near cash items shall be held by such Grantor in trust for the Notes Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Notes Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Notes Collateral Agent, if required). All Proceeds received by the Notes Collateral Agent hereunder shall be held by the Notes Collateral Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Notes Collateral Agent. All Proceeds while held by the Notes Collateral Agent in a Collateral Account (or by such Grantor in trust for the Notes Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4          Application of Proceeds. Subject to the Intercreditor Agreements then in effect, the Notes Collateral Agent shall apply the proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt in the order set forth in Article Five of the Indenture.

If, despite the provisions of this Security Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Security Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 5.4.

5.5          Code and Other Remedies. Subject to the terms of the Intercreditor Agreements, if an Event of Default shall occur and be continuing, and after giving prior notice to the Issuer and any applicable Grantor, the Notes Collateral Agent may (but shall not be obligated to) exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law and also may with notice to the relevant Grantor, sell the Collateral or any part thereof in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Notes Collateral Agent or any Secured Party or elsewhere for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Notes Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of such Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Notes Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Notes Collateral Agent and any Secured Party shall have the right (but not the obligation) upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Notes Collateral Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Notes Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Notes Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby waives any claim against the Notes Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Notes Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Notes Collateral Agent’s request, to assemble the Collateral and make it available to the Notes Collateral Agent, at places which the Notes Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Notes Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.5 in accordance with the provisions of Section 5.4. The Notes Collateral Agent shall incur no liability as a result of the sale (whether public or private) of the Collateral or any part thereof at any sale pursuant to this Security Agreement conducted in a commercially reasonable manner. Each of the Grantors and Secured Parties hereby waive any claims against the Notes Collateral Agent arising by reason of the fact that the price at which the Collateral may have been sold at such sale (whether public or private) was less than the price that might have been obtained otherwise, even if the Notes Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, so long as such sale is conducted in a commercially reasonable manner. Each of the Grantors and Secured Parties hereby agree that in respect of any sale of any of the Collateral pursuant to the terms hereof, Notes Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable laws, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, and the Grantors and Secured Parties further agree that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Notes Collateral Agent be liable or accountable to the Pledgors or Secured Parties for any discount allowed by reason of the fact that the Collateral or any part thereof is sold in compliance with any such limitation or restriction.

5.6          Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees of the Notes Collateral Agent and the Trustee and reasonable and documented fees and disbursements of any attorneys employed by the Notes Collateral Agent or any Secured Party to collect such deficiency (in each case subject to the limitations set forth in Sections 6.07 and 14.08 of the Indenture).

5.7          Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Obligations made by the Notes Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Notes Collateral Agent or any other Secured Party, (c) the Indenture, the other Notes Documents and any other documents executed and delivered in connection therewith and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, solely in accordance with Article Nine of the Indenture, and (d) any collateral security, guarantee or right of offset at any time held by the Notes Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Notes Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Security Agreement or any property subject thereto. When making any demand hereunder against any Grantor, the Notes Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on any Grantor or any other Person, and any failure by the Notes Collateral Agent or any other Secured Party to make any such demand or to collect any payments from any Grantor or any other Person or any release of any Grantor or any other Person shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Notes Collateral Agent or any other Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6.            The Notes Collateral Agent

6.1          Notes Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)          Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, and shall automatically terminate with respect to such Grantor on the Termination Date or, if sooner, upon the termination or release of such Grantor hereunder pursuant to Section 6.5, effective upon the occurrence and during the continuance of an Event of Default, the Notes Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or advisable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Notes Collateral Agent the power and right, on behalf of such Grantor, either in the Notes Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after the occurrence and during the continuance of an Event of Default and after written notice by the Notes Collateral Agent to the Issuer and any applicable Grantor of its intent to do so, provided that no prior written notice shall be required if an Event of Default pursuant to Section 5.01(6) of the Indenture has occurred and is continuing:

(i)           take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account constituting Collateral or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Notes Collateral Agent for the purpose of collecting any and all such moneys due under any Account constituting Collateral or with respect to any other Collateral whenever payable;

(ii)          in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Notes Collateral Agent may reasonably request to evidence the Notes Collateral Agent’s and the Secured Parties’ Security Interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)          upon at least three (3) Business Days’ prior written notice, pay or discharge taxes and Liens levied or placed on or threatened against the Collateral (other than taxes not required to be discharged under the Indenture and other than Permitted Liens);

(iv)         execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v)          obtain and adjust insurance required to be maintained by such Grantor pursuant to Section 14.10 of the Indenture;

(vi)         direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Notes Collateral Agent or as the Notes Collateral Agent shall direct;

(vii)        ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(viii)       sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(ix)          commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(x)           defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xi)            settle, compromise or adjust any such suit, action or proceeding with respect to the Collateral and, in connection therewith, give such discharges or releases as the Notes Collateral Agent may deem appropriate (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral); and

(xii)         generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Notes Collateral Agent were the absolute owner thereof for all purposes, and do, at the Notes Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Notes Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Notes Collateral Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Notes Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing and after the expiration of any notice periods otherwise required hereunder or under any other Notes Document.

(b)          Subject to any limitations of the Notes Collateral Agent to take actions as set forth in clause (a), if any Grantor fails to perform or comply with any of its agreements contained herein within a reasonable period of time after the Notes Collateral Agent has requested it to do so, the Notes Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)          The reasonable fees and reasonable and documented out-of-pocket expenses of the Notes Collateral Agent, in each case subject to the limitations on reimbursement of costs and expenses set forth in Sections 6.07 and 14.08 of the Indenture, incurred in connection with actions undertaken as provided in this Section 6.1, shall be payable by such Grantor to the Notes Collateral Agent within ten (10) Business Days of receipt by Holdings of an invoice setting forth such expense in reasonable detail.

(d)          Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the Security Interests created hereby are released.

(e)          Notwithstanding the grant of powers to the Notes Collateral Agent under this Section 6.1, the Notes Collateral Agent shall have no duty to exercise such powers.

6.2          Duty of Notes Collateral Agent. The Notes Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to exercise reasonable care. The Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment in accordance with the Notes Collateral Agent’s standard of care set forth herein and in the Indenture. Neither the Notes Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Notes Collateral Agent and the Secured Parties hereunder are solely to protect the Notes Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Notes Collateral Agent or any Secured Party to exercise any such powers. The Notes Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own respective gross negligence or willful misconduct as determined in a final non-appealable judgment of a court of competent jurisdiction. The Notes Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Notes Collateral Agent’s Lien thereon, or any certificate prepared by any Grantor in connection therewith, nor shall the Notes Collateral Agent be responsible or liable to the other Secured Parties for any failure to monitor or maintain any portion of the Collateral.

6.3          Authority of Notes Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Notes Collateral Agent under this Security Agreement with respect to any action taken by the Notes Collateral Agent or the exercise or non-exercise by the Notes Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Notes Collateral Agent and the Secured Parties, be governed by the Intercreditor Agreements and the Indenture, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Notes Collateral Agent and the Grantors, the Notes Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4          Security Interest Absolute. All rights of the Notes Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional.

6.5          Continuing Security Interest; Assignments Under the Indenture; Release.

(a)          This Security Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Notes Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns permitted under the Indenture until the date on which all Obligations (other than, in each case, any contingent indemnity obligations not then due) shall have been satisfied by payment in full (such date, the “Termination Date”), notwithstanding that from time to time during the term of the Indenture, the Grantors may be free from any Obligations.

(b)         A Grantor shall automatically be released from its obligations hereunder as it relates to the Obligations if it ceases to be a Grantor in accordance with Sections 8.03 and 12.08 of the Indenture.

(c)          The Security Interest granted hereby in any Collateral shall automatically be released as it relates to the Obligations (i) to the extent provided in Article Fourteen of the Indenture and (ii) upon the effectiveness of any written consent to the release of the Security Interest granted hereby in such Collateral pursuant to Article Nine of the Indenture. Any such release in connection with any sale, transfer or other disposition of such Collateral permitted under the Indenture to a Person that is not a Grantor shall result in such Collateral being sold, transferred or disposed of, as applicable, free and clear of the Lien and Security Interest created hereby.

(d)          In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Notes Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release subject to the Notes Collateral Agent’s receipt of an Officer’s Certificate by the Issuer and the applicable Grantor stating that such transaction is in compliance with the Indenture and the other Notes Documents and all conditions precedent to such transaction have been satisfied (upon which the Notes Collateral Agent may conclusively rely).

Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or representation or warranty by the Notes Collateral Agent.

6.6          Reinstatement. Each Grantor further agrees that, if any payment made by any Grantor or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Grantor, its estate, trustee, receiver or any other Person, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

7.            Notes Collateral Agent As Agent.

(a)          Wilmington Trust, National Association, has been appointed to act as the Notes Collateral Agent under the Indenture, by the Secured Parties by their acceptance of the benefits hereof and thereof. The Notes Collateral Agent shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Security Agreement and the Indenture, provided that the Notes Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 5 in accordance with the instructions of Required Holders in accordance with the Indenture. In furtherance of the foregoing provisions of this Section 7(a), each Secured Party, by its acceptance of the benefits hereof and under the Indenture, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Notes Collateral Agent for the ratable benefit of the applicable Secured Parties in accordance with the terms of this Section 7(a), the Indenture and the Intercreditor Agreements.

(b)          The Notes Collateral Agent shall at all times be the same Person that is the Notes Collateral Agent under the Indenture. Written notice of resignation by the Notes Collateral Agent pursuant to Article Fourteen of the Indenture shall also constitute notice of resignation as Notes Collateral Agent under this Security Agreement; removal of the Notes Collateral Agent shall also constitute removal under this Security Agreement; and appointment of a Notes Collateral Agent pursuant to Article Fourteen of the Indenture shall also constitute appointment of a successor Notes Collateral Agent under this Security Agreement. Upon the acceptance of any appointment as Notes Collateral Agent under Article Fourteen of the Indenture by a successor Notes Collateral Agent, that successor Notes Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Notes Collateral Agent under this Security Agreement, and the retiring or removed Notes Collateral Agent, upon payment of all sums owed to it, under this Security Agreement shall promptly (i) transfer to such successor Notes Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Notes Collateral Agent under this Security Agreement and (ii) execute and deliver to such successor Notes Collateral Agent or otherwise authorize the filing of such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Notes Collateral Agent of the Security Interests created hereunder, whereupon such retiring or removed Notes Collateral Agent shall be discharged from its duties and obligations under this Security Agreement. After any retiring or removed Notes Collateral Agent’s resignation or removal hereunder as Notes Collateral Agent, the provisions of this Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was Notes Collateral Agent hereunder.

(c)          Neither the Notes Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be liable to any party for any action taken or omitted to be taken by any of them under or in connection with this Security Agreement or any Security Document (as defined in the Indenture) (except for its or such other Person’s own gross negligence or willful misconduct, as determined in a final non-appealable judgment of a court of competent jurisdiction).

8.            Miscellaneous.

8.1          Intercreditor Agreements. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Notes Collateral Agent pursuant to this Security Agreement and the exercise of any right or remedy by the Notes Collateral Agent hereunder, are subject to the provisions of any Intercreditor Agreement then in effect. In the event of any conflict between the terms of any Intercreditor Agreement then in effect and the terms of this Security Agreement, the terms of such Intercreditor Agreement shall govern and control. No right, power or remedy granted to the Notes Collateral Agent hereunder shall be exercised by the Notes Collateral Agent, and no direction shall be given by the Notes Collateral Agent, in contravention of any such Intercreditor Agreement. So long as any Intercreditor Agreement is outstanding, the requirement of this Security Agreement to deliver Collateral to the Notes Collateral Agent (or any representation or warranty having the effect of requiring the same) shall be deemed satisfied (or any such representation or warranty shall be deemed true and correct by delivery of such Collateral to the Controlling CF Debt Agent or Controlling Collateral Agent (each as defined in the applicable Intercreditor Agreement) as bailee of, and behalf of, the Notes Collateral Agent pursuant to the applicable Intercreditor Agreement).

8.2          Amendments in Writing. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the Notes Collateral Agent in accordance with Article Nine of the Indenture.

8.3          Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Sections 1.06 and 1.07 of the Indenture. All communications and notices hereunder to (i) any Grantor shall be given to it in care of the Issuer at the Issuer’s address set forth in Section 1.06 of the Indenture. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communications sent to the Notes Collateral Agent hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Notes Collateral Agent by the authorized representative), in English. Each Grantor and Noteholder (by acceptance of the Notes) agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Notes Collateral Agent, including without limitation the risk of Notes Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

8.4          No Waiver by Course of Conduct; Cumulative Remedies. Neither the Notes Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Notes Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Notes Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Notes Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.5          Enforcement Expenses; Indemnification.

(a)          Each Grantor agrees to pay any and all reasonable fees and reasonable and documented out of pocket expenses (including all reasonable and documented fees and disbursements of counsel, experts, nominees and agents) that may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel or relevant experts in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Security Agreement, in each case subject to the limitations on reimbursement of costs and expenses set forth in Sections 6.07 and 14.08 of the Indenture.

(b)          Each Grantor agrees to pay, and to save the Notes Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Security Agreement (including enforcing the indemnity obligation set forth herein) to the extent the Grantors would be required to do so pursuant to in Sections 6.07 and 14.08 of the Indenture.

(c)          The agreements in this Section 8.5 shall survive repayment of the Obligations and all other amounts payable under the Indenture and the other Notes Documents and the resignation or removal of the Notes Collateral Agent.

8.6          Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Security Agreement without the prior written consent of the Notes Collateral Agent except pursuant to a transaction permitted by the Indenture.

8.7          Counterparts. This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Security Agreement by facsimile or other electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature” and words of like import in this Security Agreement relating to the execution and delivery of this Security Agreement shall be deemed to include electronic signatures, which shall be of the same legal effect, validity or enforceability as a manually executed signature to the extent and as provided in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. A set of the copies of this Security Agreement signed by all the parties shall be lodged with the Notes Collateral Agent and the Issuer.

8.8          Severability. Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.9          Section Headings. The Section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10        Integration. This Security Agreement together with the other Notes Documents represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Notes Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth herein or in the other Notes Documents.

8.11        GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12        Submission To Jurisdiction Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating to this Security Agreement and the other Notes Documents to which it is a party to the exclusive general jurisdiction of the courts of the State of New York or the courts of the United States for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof;

(b)          consents that any such action or proceeding may be brought in such courts and waives (to the extent permitted by applicable law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same or to commence or support any such action or proceeding in any other courts;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 8.3 or at such other address of which the Notes Collateral Agent shall have been notified pursuant thereto;

(d)          agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Grantor in any other jurisdiction; and

(e)          other than the Notes Collateral Agent, waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages.

8.13        Acknowledgments. Each party hereto hereby acknowledges that:

(a)          it has been advised by counsel in the negotiation, execution and delivery of this Security Agreement and the other Notes Documents to which it is a party;

(b)          neither the Notes Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Security Agreement or any of the other Notes Documents, and the relationship between the Grantors, on the one hand, and the Notes Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)          no joint venture is created hereby or by the other Notes Documents or otherwise exists by virtue of the transactions contemplated hereby among any Secured Party or among the Grantors and any Secured Party.

8.14        Additional Grantors. Each Subsidiary of Holdings that is required to become a party to this Security Agreement pursuant to the Indenture shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex A hereto. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

8.15        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT, ANY OTHER NOTES DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

8.16        Notes Collateral Agent Capacity. Wilmington Trust, National Association, is executing this Security Agreement, not in its individual capacity but solely in its capacity as Notes Collateral Agent under that certain Indenture dated as of September 19, 2025. In acting hereunder, the Notes Collateral Agent shall be entitled to all the rights, powers, protections, immunities, and indemnities afforded to it under the Indenture as if the same were set forth herein, mutatis mutandis. The permissive rights, benefits and powers granted to the Notes Collateral Agent hereunder (including the power to exercise any remedies following an Event of Default) shall not be construed as duties. All discretionary acts hereunder (including the exercise of any remedies) shall be taken by the Notes Collateral Agent pursuant and subject to the terms of the Indenture (including the Notes Collateral Agent’s right to be adequately indemnified and directed). The Notes Collateral Agent shall be entitled to exercise its rights, powers and duties hereunder through agents, experts or designees and shall not be responsible for the acts of any such parties appointed with due care. Notwithstanding anything herein to the contrary, the Notes Collateral Agent shall have no responsibility for preparing, recording, filing, re-recording, or re-filing any financing statement, perfection statement, continuation statement or other instrument in any public office or for otherwise ensuring the perfection or maintenance of any security interest granted pursuant to this Security Agreement, the Indenture or any Security Document.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

GMR INTERMEDIATE CORP.,
as Holdings

By:	/s/ Thomas A. A. Cook
	Name:	Thomas A. A. Cook
	Title:	Executive Vice President, General Counsel and Secretary

GLOBAL MEDICAL RESPONSE, INC.,
as Issuer

By:	/s/ Thomas A. A. Cook
	Name:	Thomas A. A. Cook
	Title:	Executive Vice President, General Counsel and Secretary

A 1 LEASING, INC.
ABBOTT AMBULANCE, INC.
ADAM TRANSPORTATION SERVICE, INC.
AEROCARE MEDICAL TRANSPORT, INC.
AIR AMBULANCE SPECIALISTS, INC.
AIR ANGELS, LLC
AIR EVAC EMS, INC.
AIR MEDICAL GROUP HOLDINGS LLC
AIR MEDICAL RESOURCE GROUP LLC
AIR MEDICAL RESOURCE GROUP, INC.
AIRMED INTERNATIONAL, LLC
AIRMED RESPONSE LLC
ALASKA REGIONAL LIFE FLIGHT CORPORATION
ALASKA REGIONAL TRANSPORT CORPORATION
ALLIANCE AMBULANCE OF ARIZONA LLC
AM HANGAR, LLC
AMBULANCE ACQUISITION, INC.
AMERICAN MEDFLIGHT, INC.
AMERICAN MEDICAL PATHWAYS, INC.
AMERICAN MEDICAL RESPONSE AMBULANCE SERVICE, INC.
AMERICAN MEDICAL RESPONSE DELAWARE VALLEY, LLC

[Signature Page to Security Agreement – Senior Secured Notes due 2032]

AMERICAN MEDICAL RESPONSE HOLDINGS, INC.
AMERICAN MEDICAL RESPONSE MANAGEMENT, INC.
AMERICAN MEDICAL RESPONSE MID- ATLANTIC, INC.
AMERICAN MEDICAL RESPONSE NORTHWEST, INC.
AMERICAN MEDICAL RESPONSE OF COCHISE COUNTY LLC
AMERICAN MEDICAL RESPONSE OF COLORADO, INC.
AMERICAN MEDICAL RESPONSE OF CONNECTICUT, INCORPORATED
AMERICAN MEDICAL RESPONSE OF GEORGIA, INC.
AMERICAN MEDICAL RESPONSE OF ILLINOIS, INC.
AMERICAN MEDICAL RESPONSE OF INLAND EMPIRE
AMERICAN MEDICAL RESPONSE OF MARICOPA, LLC
AMERICAN MEDICAL RESPONSE OF MASSACHUSETTS, INC.
AMERICAN MEDICAL RESPONSE OF NEW YORK, LLC
AMERICAN MEDICAL RESPONSE OF NORTH CAROLINA, INC.
AMERICAN MEDICAL RESPONSE OF OKLAHOMA, INC.
AMERICAN MEDICAL RESPONSE OF PIMA, LLC
AMERICAN MEDICAL RESPONSE OF SAN DIEGO, INC.
AMERICAN MEDICAL RESPONSE OF SOUTH CAROLINA, INC.
AMERICAN MEDICAL RESPONSE OF SOUTHERN CALIFORNIA
AMERICAN MEDICAL RESPONSE OF TENNESSEE, INC.
AMERICAN MEDICAL RESPONSE OF TEXAS, INC.
AMERICAN MEDICAL RESPONSE WEST
AMERICAN MEDICAL RESPONSE, INC.
AMF CORPORATION
AMR ALL-TRANSIT LLC

[Signature Page to Security Agreement – Senior Secured Notes due 2032]

AMR BAY STATE, LLC
AMR BROCKTON, L.L.C.
AMR HOLDCO, INC.
AMR OF CENTRAL TEXAS I, LLC
AMR OF CENTRAL TEXAS II, LLC
AMRG ACQUISITION LLC
AMR-LGA OF TENNESSEE, LLC
ARCATA-MAD RIVER AMBULANCE LLC
ARIZONA EMS HOLDINGS, INC.
ASSOCIATED AMBULANCE SERVICE INC.
ATLANTIC AMBULANCE SERVICES ACQUISITION, INC.
ATLANTIC/KEY WEST AMBULANCE, INC.
ATLANTIC/PALM BEACH AMBULANCE, INC.
BEACON TRANSPORTATION, INC.
BLYTHE AMBULANCE SERVICE BOWERS COMPANIES, INC.
BROWARD AMBULANCE, INC.
CAL-ORE LIFE FLIGHT LLC
CALSTAR AIR MEDICAL SERVICES LLC
CITY AMBULANCE OF EUREKA, INCORPORATED
COMMUNITY AUTO AND FLEET SERVICES L.L.C.
COMMUNITY EMS, INC.
COMTRANS AMBULANCE SERVICE, INC.
COMTRANS OF OREGON, LLC
COMTRANS, INC.
CORNING AMBULANCE SERVICE INC.
DESERT VALLEY MEDICAL TRANSPORT, INC.
DONLOCK, LTD.
E.M.S. VENTURES, INC.
EAGLE AIR MED CORPORATION EAGLEMED LLC
EASTERN AMBULANCE SERVICE, INC.
EASTERN PARAMEDICS, INC.
EMERGENCY MEDICAL TRANSPORT, INC.
EMERGENCY MEDICAL TRANSPORTATION, INC.
EMS OFFSHORE MEDICAL SERVICES, LLC
EMS VENTURES OF SOUTH CAROLINA, INC.
EXPEDITION HELICOPTERS, INC.
FIVE COUNTIES AMBULANCE SERVICE, INC.
FLORIDA EMERGENCY PARTNERS, INC.
FOUNTAIN AMBULANCE SERVICE, INC.

[Signature Page to Security Agreement – Senior Secured Notes due 2032]

GALLUP MED FLIGHT, L.L.C.
GILA HOLDCO LLC
GMR EVENT SERVICES LLC
GMR SHARED SERVICES LLC
GOLD COAST AMBULANCE SERVICE GOLD CROSS AMBULANCE SERVICE OF PA., INC.
GOLD CROSS AMBULANCE SERVICES, INC.
GRACE BEHAVIORAL HEALTH, L.L.C.
GRANDVIEW AVIATION LLC
GUARDIAN CRITICAL CARE SERVICES LLC
GUARDIAN EMS, INC.
GUARDIAN FLIGHT LLC
GUARDIAN FLIGHT, INC.
HANK'S ACQUISITION CORP.
HAWAII LIFE FLIGHT LLC
HEMET VALLEY AMBULANCE SERVICE, INC.
HERREN ENTERPRISES, INC.
HLF CORPORATION
INNOVATIVE PRACTICES, LLC
INTERNATIONAL LIFE SUPPORT, INC.
JET CENTER, LLC
JJDAC LLC
JJDAC, INC.
KURTZ AMBULANCE SERVICE, INC.
KURTZ INDUSTRIAL FIRE SERVICES, INC.
KURTZ MUNICIPAL DISPATCHING SERVICES, INC.
KURTZ PARAMEDIC SERVICE, INC.
KURTZ SPECIAL EVENTS SERVICES, INC.
KUTZ AMBULANCE SERVICE, INC.
LASALLE AMBULANCE INC.
LIFE GUARD INTERNATIONAL INC.
LIFE LINE AMBULANCE SERVICE, INC.
LIFECARE AMBULANCE SERVICE, INC.
LIFEFLEET SOUTHEAST, INC.
LIFEGUARD AMBULANCE SERVICE LLC
LIFEGUARD AMBULANCE SERVICE OF FLORIDA, LLC
LIFEGUARD AMBULANCE SERVICE OF ILLINOIS INC.
LIFEGUARD AMBULANCE SERVICE OF TEXAS, LLC
MAINSTAY SOLUTIONS, LLC

[Signature Page to Security Agreement – Senior Secured Notes due 2032]

MARLBORO HUDSON AMBULANCE & WHEELCHAIR SERVICE, INC.
MED FLIGHT LEASING, LLC
MEDEVAC MEDICAL RESPONSE, INC.
MEDEVAC MIDAMERICA, INC.
MEDIC ONE AMBULANCE SERVICES, INC.
MEDIC ONE OF COBB, INC.
MEDICAL EMERGENCY DEVICES AND SERVICES (MEDS), INC.
MEDI-CAR AMBULANCE SERVICE, INC.
MEDI-CAR SYSTEMS, INC.
MEDICS AMBULANCE SERVICE (DADE), INC.
MEDICS AMBULANCE SERVICE, INC.
MEDICS AMBULANCE, INC.
MEDICS EMERGENCY SERVICES OF PALM BEACH COUNTY, INC.
MEDICS SUBSCRIPTION SERVICES, INC.
MEDICS TRANSPORT SERVICES, INC.
MEDICWEST AMBULANCE, INC.
MEDICWEST HOLDINGS, INC.
MEDLIFE EMERGENCY MEDICAL SERVICE, INC.
MEDSTAT EMS, INC.
MED-TRANS CORPORATION
MERCURY AMBULANCE SERVICE, INC.
MERCY AMBULANCE OF EVANSVILLE, INC.
MERCY LIFE CARE
MERCY, INC.
METRO AMBULANCE SERVICE (RURAL), INC.
METRO AMBULANCE SERVICE, INC.
METRO AMBULANCE SERVICES, INC.
METRO CARE CORP.
METROCARE SERVICES – ABILENE, L.P.
METROPOLITAN AMBULANCE SERVICE
MIDWEST AMBULANCE MANAGEMENT COMPANY
MISSION CARE OF ILLINOIS, LLC
MISSION CARE OF MISSOURI, LLC
MISSION CARE SERVICES, LLC
MOBILE MEDIC AMBULANCE SERVICE, INC.
MOUNTAINSTAR AIRCARE CORPORATION
NATIONAL AMBULANCE & OXYGEN SERVICE, INC.
NEVADA RED ROCK AMBULANCE, INC.
NEVADA RED ROCK HOLDINGS, INC.

[Signature Page to Security Agreement – Senior Secured Notes due 2032]

NORTH MISS. AMBULANCE SERVICE, INC.
PACIFIC AMBULANCE, INC.
PARAMED, INC.
PARK AMBULANCE SERVICE INC.
PATIENT ADVOCACY GROUP, LLC
PHYSICIANS & SURGEONS AMBULANCE SERVICE, INC.
PROFESSIONAL MEDICAL TRANSPORT, INC.
PROVIDACARE, L.L.C.
PUCKETT AMBULANCE SERVICE, INC.
R/M ARIZONA HOLDINGS, INC.
R/M MANAGEMENT CO., INC.
R/M OF TENNESSEE G.P., INC.
R/M OF TENNESSEE L.P., INC.
RANDLE EASTERN AMBULANCE SERVICE, INC.
REACH AIR MEDICAL SERVICES, LLC
REACH MEDICAL HOLDINGS, LLC
REGIONAL EMERGENCY SERVICES, L.P.
RENO FLYING SERVICE LLC
RENO FLYING SERVICE, INC.
RIVER MEDICAL INCORPORATED RMC CORPORATE CENTER, L.L.C.
RURAL/METRO (DELAWARE) INC.
RURAL/METRO CORPORATION
RURAL/METRO CORPORATION
RURAL/METRO CORPORATION OF FLORIDA
RURAL/METRO CORPORATION OF TENNESSEE
RURAL/METRO MID-SOUTH, L.P.
RURAL/METRO OF BREWERTON, INC.
RURAL/METRO OF CALIFORNIA, INC.
RURAL/METRO OF CENTRAL ALABAMA, INC.
RURAL/METRO OF CENTRAL COLORADO, INC.
RURAL/METRO OF CENTRAL OHIO, INC.
RURAL/METRO OF GREATER SEATTLE, INC.
RURAL/METRO OF INDIANA, L.P.
RURAL/METRO OF NEW YORK, INC.
RURAL/METRO OF NORTHERN CALIFORNIA, INC.
RURAL/METRO OF NORTHERN OHIO, INC.
RURAL/METRO OF OHIO, INC.
RURAL/METRO OF OREGON, INC.
RURAL/METRO OF ROCHESTER, INC.

[Signature Page to Security Agreement – Senior Secured Notes due 2032]

RURAL/METRO OF SOUTHERN CALIFORNIA, INC.
RURAL/METRO OF SOUTHERN OHIO, INC.
RURAL/METRO OF TENNESSEE, L.P.
RURAL/METRO OPERATING COMPANY, LLC
SAN DIEGO 911 LLC
SAN DIEGO MEDICAL SERVICES ENTERPRISE, LLC
SEAWALL ACQUISITION, LLC
SEMINOLE COUNTY AMBULANCE, INC.
SEVEN BAR AVIATION, LLC
SEVEN BAR CRITICAL CARE NEW MEXICO, LLC
SIOUX FALLS AMBULANCE, INC.
SOUTHWEST AMBULANCE AND RESCUE OF ARIZONA, INC.
SOUTHWEST AMBULANCE OF CASA GRANDE, INC.
SOUTHWEST AMBULANCE OF NEW MEXICO, INC.
SOUTHWEST AMBULANCE OF SOUTHEASTERN ARIZONA, INC.
SOUTHWEST AMBULANCE OF TUCSON, INC.
SOUTHWEST GENERAL SERVICES, INC.
SPRINGS AMBULANCE SERVICE, INC.
SSAG, LLC
STAT HEALTHCARE, INC.
SUMMIT AIR AMBULANCE HOLDINGS, LLC
SUMMIT AIR AMBULANCE, LLC
SUNRISE HANDICAP TRANSPORT CORP.
SW GENERAL, INC.
TEK AMBULANCE, INC.
THE AID AMBULANCE COMPANY, INC.
THE AID COMPANY, INC.
TIDEWATER AMBULANCE SERVICE, INC.
TOWNS AMBULANCE SERVICE, INC.
TRANSPLANT TRANSPORTATION SERVICES, INC.
TROUP COUNTY EMERGENCY MEDICAL SERVICES, INC.
V.I.P. PROFESSIONAL SERVICES, INC.
VALLEY MED FLIGHT INC
VIRGINIA MEDICAL TRANSPORT, LLC
VITAL ENTERPRISES, INC.
W & W LEASING COMPANY, INC.
WESTMED AMBULANCE, INC.

[Signature Page to Security Agreement – Senior Secured Notes due 2032]

WIREGRASS LIFE FLIGHT CORPORATION WP ROCKET HOLDINGS INC.,
each as a Grantor

By:	/s/ Thomas A. A. Cook
Name: Thomas A. A. Cook
Title: Executive Vice President, General Counsel and Secretary

[Signature Page to Security Agreement – Senior Secured Notes due 2032]

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Notes Collateral Agent

By:	/s/ Karen Ferry
Name: Karen Ferry
Title: Vice President

[Signature Page to Security Agreement – Senior Secured Notes due 2032]

Schedule 1

REGISTERED AND APPLIED FOR COPYRIGHTS

[Omitted]

Schedule 2

PATENTS AND PATENT APPLICATIONS

[Omitted]

Schedule 3

REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS

[Omitted]

Schedule 4

COMMERCIAL TORT CLAIMS

[Omitted]

Schedule 5(a)

LEGAL NAMES, ETC.

[Omitted]

Schedule 5(b)

PRIOR ORGANIZATIONAL NAMES

[Omitted]

Schedule 5(c)

CHANGES TO JURISDICTIONS

[Omitted]

ANNEX A TO THE

SECURITY AGREEMENT

[Omitted]

A-1

ANNEX B TO THE

SECURITY AGREEMENT

FORM OF GRANT OF

SECURITY INTEREST IN [TRADEMARK/PATENT/COPYRIGHT] RIGHTS

[Omitted]

B-1